CERTIFICATION UNDER SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

Earl V. "Buck" Newsome, President and Chief Executive Officer, and Gregory J. Bauer, Treasurer and Chief Financial Officer of the Lake Shore Family of Funds (the "Registrant"), each certify to the best of his knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                 Chief Financial Officer
Lake Shore Family of Funds              Lake Shore Family of Funds


/s/ Earl V. "Buck" Newsome              /s/ Gregory J. Bauer
-----------------------------           -----------------------------
Earl V. "Buck" Newsome                  Gregory J. Bauer
Date: September8, 2003                  Date: September 8, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.

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